UNITED STATES
 SECURITIES EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2911 South Shore Boulevard, Suite 100,
League City, Texas	77573
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (281) 538-2101

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2011, ERF Wireless, Inc. ("ERF") entered into a debt financing agreement with Dakota Capital Fund LLC (the “Lender”) of Sioux Falls, South Dakota, for an initial round of  financing of up to $3,000,000, with immediate access to $2,000,000.  Dakota Capital Fund LLC also has the option of funding an additional $1,000,000 within 90 days of October 31, 2011, under the same terms. The financing received under this pure debt credit line is secured by certain ERF Wireless assets and will be repaid based on a 48-month amortization of the outstanding balance as of each quarter end plus 10% of positive operational cash flow for that individual quarter as determined by each publically filed Form 10Q or Form 10K. The Company may prepay the entire principal or any lesser amount without any penalty or interest throughout the term of the note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement by and between the Company and Dakota Capital Fund LLC.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By: /s/H. Dean Cubley
Dr. H. Dean Cubley,
Chief Executive Officer

DATE:    November 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement by and between the Company and Dakota Capital Fund LLC.

99.1	Press Release